EXHIBIT 10.6

[PROGINET LOGO]


 OEM AGREEMENT


entered into between


PROGINET Corporation, a company established and incorporated under the laws of the state of Delaware, U.S.A., having its principal place of business at 200 Garden City Plaza, Garden City, New York 11530, United States of America,

                                    - hereinafter referred to as "PROGINET" -
and PARTNER, a company established and incorporated under the laws of -------------- with its principal place of business at
-----------------------------------.

- hereinafter referred to as "PARTNER" -

PRELIMINARY REMARKS


         WHEREAS, PROGINET has developed or otherwise lawfully acquired certain proprietary computer programs, support services and trade secrets including, but not limited to, PROGINET SOFTWARE, which is licensed worldwide by PROGINET, its Subsidiaries and Distributors as defined herein after;


         WHEREAS, PARTNER has developed or otherwise lawfully acquired certain proprietary computer programs, support services and trade secrets including, but not limited to, OEM PRODUCT which is licensed worldwide by PARTNER, its Subsidiaries and Distributors as defined hereinafter;


         WHEREAS, PARTNER is interested to integrate the PROGINET SOFTWARE software, with and in order to enhance OEM PRODUCT;


         WHEREAS, PROGINET agrees to license to PARTNER, on a non-exclusive basis, its PROGINET SOFTWARE to be integrated with OEM PRODUCT and to be distributed worldwide by PARTNER through its direct and indirect channels;


         WHEREAS, PROGINET wishes that Services to Customers with regard to the Product shall be performed by PARTNER;


         WHEREAS, PROGINET agrees to provide all necessary information and support to PARTNER, as provided for in this agreement, in order to provide Services to Customers with regard to the Product;


         WHEREAS, PARTNER and/or its Distributors desire to distribute the Product worldwide and to provide Services for the Product worldwide.

         NOW THEREFORE, in consideration of the covenants and mutual promises, terms and conditions set forth hereinafter, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
DEFINITIONS

         In this OEM Agreement, the following terms shall have the following respective meanings:

         1. "PARTNER" shall mean PARTNER, its employees, contractors, consultants and all its Subsidiaries worldwide.

         2.       "OEM PRODUCT" shall mean the PARTNER Products.

         3. "CUSTOMER" shall mean any end-user of the Product distributed by PARTNER or Distributors.

         4. "Distributor" shall mean any third party who is granted a sublicense by PARTNER and who may license copies of the Product and/or who may provide Services to Customers.

         5. "Documentation" shall mean end-user manuals, programmers guides, educational materials, product descriptions and specifications, technical manuals, supporting materials, and all systems guides which are distributed in print, magnetic, electronic, or video format, in connection with PROGINET SOFTWARE and/or the Services.

         6. "Revenue" shall mean all monies due and payments resulting from licensing and/or maintenance of the Product, or from Services.

         7. "Product" shall mean the PROGINET SOFTWARE as integrated with OEM PRODUCT distributed by PARTNER and/or its Distributors.

         8. "PROGINET SOFTWARE" shall mean the one or all of the following separate software products developed or otherwise lawfully acquired by PROGINET:

                           SECURPASS a password management solution. Platforms supported are: OS/390, Windows 95,98,NT, UNIX, NetWare.
                           FUSION FTMS a data movement solution. Platforms supported are: OS/390, Windows 95,98,NT, OS/2, Dec VAX, UNIX, NetWare.
                           CYBERFUSION an Internet File Transfer solution. Platforms supported are: OS/390, Windows 95,98,NT.


                  This OEM AGREEMENT pertains only to the -------------- solution developed or otherwise lawfully acquired by PROGINET, regardless of whether it will be delivered under the name "PROGINET SOFTWARE" or any other name.

         9. "SERVICES" shall mean any services, including training, development, support, and consulting, to be provided by PARTNER and/or Distributors to Distributors and/or Customers with regard to the Product.

         10. "SOURCE CODE" shall mean the human-readable form of the Product and the soft copy of all technical documentation of any version, release or update of any computer program, that must be converted into machine readable language by the use of compilers, assemblers and/or interpreters and which includes codes that have been compiled but require linking to binary code in order to be machine readable. Source Code must include sufficient information such that it can be used to provide the software and Services to Customers.

         11. "SUBSIDIARY" shall mean any legal entity as to which PROGINET has the actual control now or hereafter, whereby "control" shall mean the ability to determine the policies of such company, whether resulting from a stock or a share ownership or by other means, generally, but not limited to, holding a majority of the stock or shares of such Subsidiary.

         12. "USER" A user is defined by accounts on platforms that have the ability to have their passwords reset by means of the product.

     2. GRANT OF RIGHTS

         1. PROGINET hereby grants to PARTNER the non-exclusive, non-transferable, but worldwide right to

                  a) create ancillary, supplemental and derivative works with regard to PROGINET SOFTWARE and its Documentation, and to integrate and package PROGINET SOFTWARE with OEM PRODUCT, and to integrate, package, modify and make excerpts from the Documentation into other support material and documentation, under the sole responsibility of PARTNER. PARTNER shall be the sole proprietor of all works prepared by PARTNER, exclusive of any works and products that are now owned or developed by PROGINET.

                  b) distribute, sell, promote, demonstrate, reproduce, license, lease, rent, publicly display, publicly perform and create ancillary, supplemental and derivative works related to the Products as well as the Products' documentation or portions thereof, through itself and/or its Distributors to Distributors and/or Customers to use, display, perform and copy for safeguard purposes, in any medium and on any platform now known or later developed. All such use and distribution is subject to the terms, as specified, in this OEM Agreement.

         2. PARTNER shall be entitled to use PROGINET SOFTWARE for its internal purposes, for development, maintenance, training, and demonstration purposes free of charge. Proginet shall be entitled to use OEM PRODUCT for its internal purposes, for development, maintenance, training, and demonstration purposes free of charge.

         3. PARTNER shall not be entitled to distribute PROGINET SOFTWARE in its non-integrated form.

         4. PARTNER shall be entitled to modify the existing Documentation and/or to prepare newly developed documentation with regard to the Product and to incorporate such documentation into PARTNER's formatted sales, marketing and documentation materials.

         5. PARTNER may, distribute the Product under its own trademarks and/or trade names. PARTNER shall provide notices related to PROGINET's ownership and trademarks during the initialization of the Product, and in such other places, if any, to insure reasonable protection of PROGINET marks. The parties are to inform each other of any such changes of trademarks and/or trade names.

         6. PARTNER will provide adequate disclosure in its Sales License Agreement with customers, of inclusion of Proginet's software in the licensed product related to proprietary ownership by Proginet.

     3. SUPPORT AND MAINTENANCE

         1. PROGINET agrees to deliver to PARTNER one master copy of all PROGINET SOFTWARE components and all future PROGINET SOFTWARE releases, versions, updates, and upgrades developed hereafter on electronic media and format as well as one master copy of the Documentation on electronic media, during the life of this OEM Agreement. PARTNER will provide all support to customers for the licensed software.

         2. Support Services will be provided for those licensees who have fully paid all license and support fees due. PROGINET agrees to provide maintenance and support services, over the phone, 24 hours/seven days a week, to PARTNER to the extent necessary to provide promptly the Services to Distributors and/or Customers as follows:

     Error Severity Levels Of Service


                  PROGINET shall exercise commercially reasonable efforts to correct any software defects reported by licensee in the current or previously released and unmodified release of the PROGINET SOFTWARE- in accordance with the priority level reasonably assigned to such software defect. The service levels are as follows:

                    SEVERITY "1" ISSUES, are assigned to a system which is not operational and the licensee is prepared to turn requested documentation over to the Support staff for resolution. For severity 1 issues the PARTNER staff, and licensee staff must be willing to work around the clock with PROGINET staff to resolve the problem.

                    SEVERITY "2" ISSUES, are assigned when software is not in complete failure, but is failing often and the failures are having a high impact on the licensee's ability to do work.

                    SEVERITY "3" ISSUES, are assigned to problems which do not affect the licensee's ability to essentially conduct normal business activities. Delayed action by support resources is appropriate, with a solution provided at a future time convenient to the licensee and PROGINET.


         Exclusions


         PROGINET shall have no obligation to support:

                  a)       altered, damaged or modified licensed software:

                  b) licensed software that is not the then current or previous Sequential Release;

                  c) licensed software problems caused by licensee's negligence, abuse or misapplication, or other causes beyond the control of Proginet; or

                  d) Licensed Software installed on any Platform which is not supported by PROGINET SOFTWARE. See Section 1. DEFINITIONS for supported platforms by Product. These platforms will be amended as platform support changes occur.

         3. Any additional training of Services related to the Product not covered by paragraph 2 herein before shall be provided for by PROGINET to PARTNER and/or its Distributors, upon PARTNER's request, at PROGINET's most competitive standard pricing.

         4. First and Second Level Customer Support will be provided by PARTNER for the licensee.

     4. ROYALTIES AND PAYMENT

         1.       PARTNER agrees to pay to PROGINET a royalty fee based upon the schedule included herein as Enclosure 1.

         2. For this purpose, PARTNER agrees to submit to PROGINET a copy of each license and/or maintenance agreement entered into by PARTNER, within 5 (in words: five) days of receipt of such signed agreement

         3. PARTNER agrees to submit to PROGINET a copy of each license and/or maintenance agreement entered into by PARTNER, within 10 (in words: ten) days of receipt of such signed agreement.

         4. PARTNER agrees to furnish PROGINET with a statement of PROGINET SOFTWARE royalties on a quarterly basis within 10 (in words: ten) days following the end of each calendar quarter setting forth the payments made and due to PROGINET during the preceding calendar quarter.

         5. PROGINET agrees to inspect the statement of royalties in due course and agrees to report to PARTNER in writing any objections within 10 (in words: ten) days.

         6. All payments to be made by PARTNER to PROGINET should be due and payable within 5 (in words: five) days after receipt of payment. If PARTNER is in default with any undisputed payment or any payment as to which a final and binding judgment has been entered into, PARTNER agrees to the payment of an interest rate of 1.5% (in words: one and one half percent) per month as a contractual penalty. All disputed payments eventually determined to be due and payable to PROGINET are subject to the rate as defined above.

         7. Payments that are not received by PARTNER from the contractual partner that are more than 90 (in words: ninety) days late, will be made by PARTNER to PROGINET within 5 (in words: five) business days after the ninety day period expires.

         8. All payments to be made shall be in US Dollars. Such funds are to be remitted via wire transfer as follows:

         Wire Transfer Instructions:

            --------------------------------------- ---------------------------
            Company Name:                           PROGINET Corp.
            Bank Name:                              Citibank N.A.
            Bank Address:                           204 Old Country Road
                                                    Mineola, New York, 11501
                                                    USA
            Account Number:                         234 14 118
            Bank ABA Number:                        021000089
            {also known as

            Routing Number}
            Bank ABA Number:                        021000089
            (also known as
            Routing Number)
            --------------------------------------- ---------------------------

5.       MARKETING/SALES RESPONSIBILITIES

         1. PARTNER will be responsible for all the effort and investment for the marketing promotion and sales of the mainframe reset module based on the licensed technology. PARTNER agrees to provide Proginet copies of all prepared materials within two weeks of such material(s) being prepared.

6.       TRAINING, JOINT DEVELOPMENT AND SERVICES

         1. PROGINET agrees to provide to PARTNER an initial training package encompassing a 2 (in words: two) days training on PROGINET SOFTWARE for PARTNER and/or its Distributors or PARTNER's developers. This initial training pack will be provided by PROGINET at no charge, except all out of pocket expenses, actually incurred will be paid by PARTNER.

         2. Any additional training shall be provided by PROGINET at a 33% discounted rate off of PROGINET's standard rate (currently $2,000 per day), per day, plus out of pocket expenses.

         3. PROGINET and PARTNER agree to make specific functionality enhancements to the product as mutually agreed. These enhancements will have detailed specifications and be completed in a timely manner as documented separately in writing, from time to time. This specifications document must be completed and approved by both parties.

         4. PROGINET will provide consulting services and support to assist customer deployment when requested; provided that such services have been scheduled and approved in advance. Rates will be as defined in the fee schedule attached to this agreement.

7.       WARRANTIES AND REPRESENTATIONS

         1. PROGINET represents and warrants that PROGINET SOFTWARE as well as any information submitted by PROGINET in this regard is substantially free of defects and substantially has the promised qualities and is performing in all material aspects according to the Documentation.

         2. PROGINET represents and warrants that PROGINET SOFTWARE is free and clear of any liens or encumbrances.

         3. PROGINET represents and warrants that PROGINET SOFTWARE is Year 2000 Compliant and that the use of any date prior to, during and after the year 2000 does not affect the performance or functionality of PROGINET SOFTWARE whatsoever, pursuant to PROGINET's "Definition of Year 2000 Compliance" attached as follows:

                  The definition of year 2000 Compliance implies that neither performance nor functionality is affected by dates prior to, during and after the year 2000.

                  In particular:

                  RULE 1: No value for current date will cause any interruption in operation.

                  RULE2: Date-based functionality must behave consistently for dates prior to, during and after year 2000.

                  RULE3: In all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules.

                  RULE 4: Year 2000 must be recognized as a leap year.

         4. Except as specifically provided otherwise in this OEM agreement, PROGINET does not provide any other warranties or representations.

         5. PROGINET agrees to indemnify PARTNER to the full extent, including reasonable attorneys fees, from any claims brought against PARTNER, its employees, contractors, consultants, and Distributors, of any third party in connection with any defect of PROGINET SOFTWARE for a proven infringement of any patent or copyright rights relating to PROGINET SOFTWARE.

         6. PARTNER agrees to indemnify PROGINET to the full extent, including reasonable attorneys fees, from any claims brought against PROGINET, its employees, contractors, consultants, and Distributors, of any third party in connection with any defect of OEM PRODUCT for a proven infringement of any patent or copyright rights relating to OEM PRODUCT.

         7. The statute of limitations with regard to any claims of PARTNER against PROGINET shall expire within 6 (in words: six) months after PARTNER obtained actual knowledge of its claim.

         8. The statute of limitations with regard to any claims of PROGINET against PARTNER shall expire within 6 (in words: six) months after PROGINET obtained actual knowledge of its claim.

8.       INTELLECTUAL PROPERTY RIGHTS/INFRINGEMENT

         1. Both parties recognize the intellectual property rights, such as patents, trademarks, copyrights, trade secrets etc. of the respective other party.

         2. PARTNER agrees to include a notice regarding PROGINET's copyrights and/or trademarks to protect PROGINET's proprietary information consistent with applicable standards in the respective market.

         3. PARTNER shall be solely entitled to any intellectual property rights resulting from the preparation of the Product developed by PARTNER, its employees, contractors and consultants. PROGINET shall be solely entitled to all intellectual property rights resulting from the preparation of PROGINET SOFTWARE developed by PROGINET, its employees, contractors, and consultants.

         4. PROGINET represents and warrants that PROGINET is the legal proprietor of PROGINET SOFTWARE and that PROGINET has full rights, title and interest, including the right to grant the licenses herein, and that PROGINET SOFTWARE does not infringe any patent, trademark, copyright, trade secret or other proprietary right whatsoever worldwide.

         5. Cure. As soon as Proginet or PARTNER has reason to believe a Claim is likely to be made against PARTNER, its customers or any of its subsidiaries, Proginet shall, promptly and at its sole expense, use its best efforts to settle, avoid, or otherwise cure the Claim by one of the following procedures:

                  1) Obtain a license for PARTNER, its customers and its subsidiaries to continue using PROGINET SOFTWARE in accordance with this Agreement.

                  2) Modify PROGINET SOFTWARE to make it non-infringing, while maintaining the equivalent or better functionality, features, and performance.

                  3) Replace PROGINET SOFTWARE with a non-infringing product, either from Proginet or another supplier, having the equivalent or better functionality, features and performance.

         6. Cancellation of License. If, despite its best efforts to do so, Proginet is unable to effect a cure under the paragraph entitled "Cure" of this clause, and a permanent injunction ordering PARTNER, its customers or its subsidiaries to cease further use of the goods is issued by a court of competent jurisdiction, either party may cancel the purchase contract under which the goods were ordered, either in whole or in part, whereupon PARTNER and its subsidiaries may return all or any portion of the Goods to Proginet for a full refund; and either party may terminate this Agreement. Any license granted under this Agreement with respect to the returned software will terminate as of the effective date of the cancellation.

9.       CONFIDENTIALITY

         1. Both parties agree to keep confidential any and all information received directly or indirectly from the other party, orally or in writing, including the terms and provisions of this OEM Agreement, provided the party receiving this information can reasonably presume that the information is to be dealt as confidential and/or the information is specifically stated as being confidential.

         2. The duty of confidentiality shall not include any information, which is now or hereafter in the public domain, which information is already legally in the possession of the receiving party, which information has been independently developed by the receiving party and which information has been disclosed by a third party without breach of any obligation of confidentiality.

10.      ESCROW

         1. PROGINET agrees to deposit and maintain copies of the Source Code of PROGINET SOFTWARE and all its components thereof, including all future modifications, promptly with its escrow agent, in which case fees are to be paid by PARTNER, and / or licensee.

         2. PARTNER agrees to deposit and maintain copies of the Source Code of any products developed or integrated with of PROGINET SOFTWARE and all its components thereof, including all future modifications, promptly with its escrow agent.

         3. The Escrow Agent will release a copy of the source code, only after receiving written instruction from PROGINET, or PROGINET's trustee in a bankruptcy or Chapter 11 proceeding. PROGINET will grant the Escrow Agent the irrevocable right to duplicate the software to provide a copy as authorized in the Escrow Agreement.

11.      RELATIONSHIP BETWEEN THE PARTIES

         Each party is acting as an independent contractor and not as an agent, partner, or joint venture of the other party for any purpose. Except as provided in this OEM agreement neither party shall have any right, power or authority to act or to create any obligation, expressed or implied, on behalf of the other party.

12.      TERM AND TERMINATION

         1. This OEM Agreement shall commence after being signed by both parties and shall be concluded for a period of 2 (in words:
                  two) years from the date of signing. It shall then be extended for further periods of 1 (in words: one) year each, provided it is not terminated by either party with 3 (in words: three) months notice prior to the termination date.

         2. Each party shall have the right to terminate this agreement for good cause, particularly if the other party does not comply with substantial duties under this OEM agreement, as well as, but not limited to, if any substantial obligation of this OEM agreement has been breached, and bankruptcy proceedings have been adjudicated or if a liquidator has been appointed over the assets of one party.

         4.       The termination shall be made in writing in accordance with
                  Article 14.

         5 All licenses granted with regard to the Product during the term of this OEM agreement, as well as all obligations, including royalty payments with respect thereto, shall survive any termination of this OEM agreement, excepting that the licenses granted to PARTNER in section 2.2 will terminate.

13.      LIMITATION OF LIABILITY

         Except for claims arising under the clauses entitled "Intellectual Property Rights/Infringement" in no event shall either party have any liability to the other party, whether based on contract, tort (including but not limited to strict liability and negligence), or any other legal or equitable grounds, for any loss of use, profit, or revenue by the other party, or for any indirect, consequential, special, or punitive damages incurred or suffered by the other party, arising out of or related to this agreement, even if that party has been advised of the possibility of such loss or damages. Claims by either party for contribution from the other party for third-party injury, damage, or loss are not waived, released, or disclaimed.

14.      MISCELLANEOUS

         1. This OEM agreement contains the complete and entire agreement between the parties and supersedes any previous communication, representation or agreement, whether verbal or written.

         2. All notices shall be in writing and given by personal delivery, certified mail, return receipt requested, or by commercial overnight courier for next business day delivery, to the recipient's address set forth above. Notice shall be deemed given the date of personal delivery, the fifth business day after mailing, or the next business day after delivery to such courier (unless the return receipt or the courier's records evidence a later delivery).

         3. If any part of this agreement is rendered void, unenforceable or incomplete, this shall not affect the validity of the remainder of this agreement. The parties agree in this case to replace the void, unenforceable or incomplete provision by a clause representing the economically intended purpose as closely as possible and which they would have agreed upon if they had actual knowledge that this specific provision was void, unenforceable or incomplete.

         4. This agreement shall be exclusively governed by the Laws of the United States, in the State of New York.

         5. Any dispute resulting out or in connection with this OEM agreement shall be subject to the exclusive jurisdiction and shall finally be settled by arbitration through the means of the American Arbitration Association.

         6. This agreement and the licenses granted herein, may not be assigned, delegated, sublicensed or transferred by either party, without the prior written consent of the other party. Such consent shall not be unreasonably withheld. In the case of a successor company carrying on substantially the same business in connection with a merger, purchase of assets of other reorganization, this agreement and licenses herein will be transferred.

         7. Neither party shall use the name of the other party in any news release, public announcement, advertisement, or other form of publicity without securing the prior written consent of the other.

         8. Either party's failure to exercise any of its rights under this Agreement shall not constitute a waiver of any past, present, or future right or remedy.

15.      SIGNATURES

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                    PARTNER                                         Proginet Corporation
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Place
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Date:
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Signature
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Name:
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Title
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


ENCLOSURE 1 PROGINET SOFTWARE PRICING

See Proginet's Price List, attached.